SHAREHOLDER MEETING RESULTS


A Special Meeting of Shareholders (the "Meeting") of the AARP funds was held on December 15, 1998, at the office of Scudder Kemper Investments, Inc., Two International Place, Boston, Massachusetts. At the Meeting the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below).

1. To approve a new Investment Management Agreement for each fund with Scudder Kemper Investments, Inc.



        AARP Growth Trust                                                 Number of Votes:
        -----------------                               --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP Balanced Stock and Bond Fund               21,105,807      347,172        732,074           0
         AARP Capital Growth Fund                        12,983,652      222,285        392,034           0
         AARP Global Growth Fund                          5,045,448       50,146         99,842           0
         AARP Growth and Income Fund                     72,835,208    1,486,308      2,277,202           0
         AARP International Growth and Income Fund        1,603,965       21,453         31,915           0
         AARP Small Company Stock Fund                    3,641,785       62,748         68,249           0
         AARP U.S. Stock Index Fund                       4,221,478       52,182         88,499           0

2. (For shareholders of AARP U.S. Stock Index Fund only.) To approve a new subadvisory agreement for the fund between Scudder Kemper Investments, Inc. and Bankers Trust Company.

        AARP Growth Trust                                                 Number of Votes:
        -----------------                               --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP U.S. Stock Index Fund                      4,203,169        60,576         98,414           0


3.       To approve the new Member Services Agreement between AARP Financial
         Services Corporation and Scudder Kemper Investments, Inc.

        AARP Growth Trust                                                 Number of Votes:
        -----------------                               --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP Balanced Stock and Bond Fund               21,151,627      301,097        732,329           0
         AARP Capital Growth Fund                        12,965,716      226,815        405,440           0
         AARP Global Growth Fund                          5,046,207       44,304        104,925           0
         AARP Growth and Income Fund                     72,892,704    1,310,330      2,395,684           0
         AARP International Growth and Income Fund        1,609,950       17,333         30,050           0
         AARP Small Company Stock Fund                    3,638,254       61,092         73,436           0
         AARP U.S. Stock Index Fund                       4,216,399       49,058         96,702           0

4. To approve the revision of each fund's fundamental lending policy.

        AARP Growth Trust                                                 Number of Votes:
        -----------------                               --------------------------------------------------------
                                                                                                        Broker
                                                            For          Against        Abstain       Non-Votes*
                                                            ---          -------        -------       ----------

         AARP Balanced Stock and Bond Fund               20,485,113       565,972      1,106,469        27,499
         AARP Capital Growth Fund                        12,546,691       431,284        596,721        23,275
         AARP Global Growth Fund                          4,921,116       112,980        157,089         4,251
         AARP Growth and Income Fund                     70,248,090     2,516,285      3,598,773       235,570
         AARP International Growth and Income Fund        1,579,319        33,601         44,024           389
         AARP Small Company Stock Fund                    3,559,515       104,307        106,130         2,830
         AARP U.S. Stock Index Fund                       4,093,356       111,131        156,191         1,481


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*   Broker non-votes are proxies received by the fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.